AMENDMENT NO. 3

PARTICIPATION AGREEMENT

Amendment No. 3, effective May 1, 2012 to The Participation Agreement, (the “Agreement”), dated August 7, 2000 by and among MONY Life Insurance Company (“MONY”), AXA Equitable Life Insurance Company (together with MONY, the “Company”), Van Eck VIP Trust (f/k/a Van Eck Worldwide Insurance Trust), Van Eck Securities Corporation and Van Eck Associates Corporation (collectively, the “Parties”).

WHEREAS, the Parties wish to add Separate Account 70 to the Agreement;

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

VAN ECK VIP TRUST

VAN ECK SECURITIES CORPORATION

VAN ECK ASSOCIATES CORPORATION

By:
Name: Title:	Jonathan R. Simon VP

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts		MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:		By:
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	Senior Vice President	Tltle:	Senior Vice President
	President, AXA Equitable FMG		President, AXA Equitable FMC

SCHEDULE A

SEPARATE ACCOUNTS:
A
FP
I
45
49
65
66
70
206
301
Legacy “S”
Legacy “L”
Legacy “A”
MONY UGVL VUL
MONY UGVL SVUL
MONY UGVA VA
Keynote

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